UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2006

333-63768

(Commission File Number)

MERISTAR HOSPITALITY	MERISTAR HOSPITALITY
OPERATING PARTNERSHIP, L.P.	FINANCE CORP
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

75-2648837	52-2321015
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

MERISTAR HOSPITALITY	MERISTAR HOSPITALITY
FINANCE CORP II	FINANCE CORP III
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

73-1658708	46-0467463
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

DELAWARE

(State or other jurisdiction of incorporation)

6430 ROCKLEDGE DRIVE, SUITE 200

BETHESDA, MARYLAND 20817

(Address of principal executive offices)

Registrant’s telephone number, including area code: (301) 581-5900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On February 3, 2006, MeriStar Hospitality Corporation (“MeriStar”) provided irrevocable notice to U.S. Bank and Trust National Association (the “Trustee”), that MeriStar will redeem $100,000,000 aggregate principal amount of its 10 1/2% Senior Notes due 2009 (the “Notes”), in accordance with the terms of the Indenture governing the Notes, dated as of December 19, 2001, as supplemented to date, among MeriStar, MeriStar Hospitality Operating Partnership, L.P., MeriStar Hospitality Finance Corp. II, and the Trustee. The redemption date will be March 8, 2006. As of the date hereof, prior to the redemption, there were $205,894,000 aggregate principal amount of Notes outstanding.

The aggregate redemption price of the Notes will be $107,670,833. This amount is calculated as the sum of (i) the principal amount of the Notes ($100,000,000), (ii) a premium of 5.25% of the principal amount of the Notes ($5,250,000) and (iii) accrued and unpaid interest of $2,420,833 (or $24.21 per $1,000 principal amount of Notes). The redemption of the Notes will not accelerate or increase any other direct financial obligation of MeriStar.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERISTAR HOSPITALITY OPERATING PARTNERSHIP, L.P. MERISTAR HOSPITALITY FINANCE CORP. MERISTAR HOSPITALITY FINANCE CORP. II MERISTAR HOSPITALITY FINANCE CORP. III

BY:	MERISTAR HOSPITALITY CORPORATION, ITS GENERAL PARTNER

BY:	/s/ Jerome J. Kraisinger
Jerome J. Kraisinger Executive Vice President, Secretary and General Counsel

Date: February 3, 2006